Registration No. 333-68012
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                                The RiceX Company
             (Exact Name of Registrant as Specified in Its Charter)

                     Delaware                              68-041220
         (State or other jurisdiction of               (I.R.S. Employer
          incorporation or organization)              Identification No.)

             1241 Hawk's Flight Court                        95762
           El Dorado Hills, California                    (Zip Code)
     (Address of Principal Executive Offices)


                             1997 STOCK OPTION PLAN
                            (Full title of the plan)

                              Daniel L. McPeak, Sr.
                Chairman of the Board and Chief Executive Officer
               1241 Hawk's Flight Court, El Dorado Hills, CA 95762
                                 (916) 933-3000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                               -------------------

                                    Copy to:

                           Richard W. Lasater II, Esq.
                                 Foley & Lardner
                       2029 Century Park East, 35th Floor
                          Los Angeles, California 90067
                       (310) 277-2223; Fax: (310) 557-8475
                               -------------------

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================
                              Number/Amount      Proposed Maximum    Proposed Maximum      Amount of
Title of Securities           of Securities          Offering            Aggregate       Registration
 to be Registered            to be Registered    Price Per Share      Offering Price          Fee
-----------------------------------------------------------------------------------------------------
Common Stock (par value
 $0.001 per share).......          N/A*                N/A*                N/A*               N/A*
=====================================================================================================

* This Post-Effective Amendment No. 1 is being filed to terminate the Registration Statement and deregister all shares thereunder.

     This Post-Effective Amendment No. 1 is being filed to terminate The RiceX Company's Registration Statement on Form S-8, SEC File No. 333-68012, originally filed with the Securities and Exchange Commission on August 21, 2001, and to deregister all shares registered thereunder. None of the 10,000,000 shares which were registered pursuant to such Registration Statement have been issued. All such 10,000,000 shares are hereby deregistered.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado Hills, State of California, on this 26th day of August, 2003.

                                        THE RICEX COMPANY


                                        By: /s/ Daniel L. McPeak, Sr.
                                            ------------------------------------
                                            Daniel L. McPeak, Sr.
                                            Chairman of the Board and Chief
                                            Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

        Signature                        Title                        Date
        ---------                        -----                        ----

/s/ Daniel L. McPeak, Sr.
-------------------------      Chairman of the Board and        August 26, 2003
DANIEL L. MCPEAK, SR.           Chief Executive Officer

/s/ Todd C. Crow                Director, Vice President,
-------------------------          Finance and Chief            August 26, 2003
TODD C. CROW                       Financial Officer

/s/ Kirit S. Kamdar
-------------------------              Director                 August 26, 2003
KIRIT S. KAMDAR

/s/ Steven W. Saunders
-------------------------              Director                 August 26, 2003
STEVEN W. SAUNDERS

/s/ James C. Lintzenich
-------------------------              Director                 August 26, 2003
JAMES C. LINTZENICH


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